UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 11/17/2017

UMB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 000-04887

MO	43-0903811
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1010 Grand Blvd., Kansas City, MO 64106

(Address of principal executive offices, including zip code)

(816) 860-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

Closing of the Sale of Scout

On November 17, 2017 (the “Closing Date”), UMB Financial Corporation (the “Company”) closed the previously announced sale of its previously owned subsidiaries Scout Distributors, LLC, a Missouri limited liability company (“Scout Distributors”) and Scout Investments, Inc., a Missouri corporation (“Scout”) to Carillon Tower Advisers, Inc., a Florida corporation (“Carillon”). Specifically, pursuant to the Stock Purchase Agreement dated as of April 19, 2017 (the “Stock Purchase Agreement”), by and among the Company, Carillon and, in connection with certain provisions only, Raymond James Financial, Inc., a Florida corporation and the direct parent of Carillon (“Raymond James”), the Company contributed all of the issued and outstanding membership interests in Scout Distributers to Scout, and thereafter, sold all of the issued and outstanding shares in Scout (the “Scout Stock”) to Carillon (the “Sale”).

Consideration

Pursuant to the Stock Purchase Agreement, on the Closing Date, Carillon paid the Company an amount equal to $172,500,000, which remains subject to customary post-closing purchase adjustments set forth in the Stock Purchase Agreement. The post-closing purchase price adjustments include, without limitation, a true-up with respect to the Scout business revenue expected versus achieved, and a working capital adjustment, all as further detailed in the Stock Purchase Agreement.

The foregoing summary of the Stock Purchase Agreement and the transactions contemplated therein does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORPORATION

By:	/s/ Ram Shankar
Ram Shankar
Chief Financial Officer

Date: November 20, 2017